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                                                                       EXHIBIT 3

                                   Regulations
                                       Of
                          The Sherwin-Williams Company

                    (As Amended and Restated April 28, 2004)

                                    ARTICLE I

                             SHAREHOLDERS' MEETINGS

      Section 1. Annual Meeting

            The annual meeting of shareholders for the election of Directors and the consideration of reports to be laid before such meeting shall be held at such time and place as may be designated pursuant to Section 3 of this Article
I. Upon due notice, there may also be considered and acted upon at such annual meeting any matter which could properly be considered and acted upon at a special meeting, in which case and for which purpose the annual meeting shall also be considered as, and shall be, a special meeting. When the annual meeting is not held or Directors are not elected thereat, they may be elected at a special meeting called for that purpose.

      Section 2. Special Meetings

            Special meetings of shareholders may be called by the Chairman of the Board or the President or a Vice President, or by the Directors by action of a meeting, or by a majority of the Directors acting without a meeting, or by the person or persons who hold at least fifty percent of all shares outstanding and entitled to be voted on any proposal to be submitted at said meeting.

            Upon request in writing delivered either in person or by registered mail to the President or Secretary by any person or persons entitled to call a meeting of shareholders, such officer shall forthwith cause to be given, to the shareholders entitled thereto, notice of a meeting to be held not less than twenty nor more than ninety days after the receipt of such request, as such officer shall fix. If such notice is not given within forty days after the delivery or mailing of such request, the person or persons calling the meeting may fix the time of meeting and give, or cause to be given, notice in the manner hereinafter provided.

      Section 3. Time and Place of Meetings

            Any meeting of shareholders shall be held at such time and place, if any, within or without the State of Ohio as may be designated by the Directors or, in the absence of a designation by the Directors, the Chairman of the Board, if any, the President, the Secretary or any other individual entitled to give notice pursuant to Section 4 of Article I of these Regulations. The Directors may determine that the meeting shall not be held at any physical place, but instead may be held solely by means of communications equipment as authorized by Ohio law. The Directors may postpone and reschedule any previously scheduled annual or special meeting of the shareholders.

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      Section 4. Notice of Meetings

            Not more than sixty days nor less than seven days before the date fixed for a meeting of shareholders, whether annual or special, notice of the time, place and purposes of such meeting, and the means, if any, by which shareholders can be present and vote at the meeting through communications equipment, shall be given by or at the direction of the President, a Vice President, the Secretary or an Assistant Secretary. Such notice shall be given in a manner that complies with Ohio law to each shareholder of record entitled to notice of such meeting. If such notice is mailed or sent by overnight delivery, it shall be addressed to the shareholders at their respective addresses as they appear on the records of the Company, and notice shall be deemed to have been given on the day so mailed. If sent by another means of communication authorized by the shareholder, the notice shall be sent to the address furnished by the shareholder for those transmissions, and notice shall be deemed to have been given on the date sent. Notice of adjournment of a meeting need not be given if the time and place to which it is adjourned are fixed and announced at such meeting.

      Section 5. Quorum

            To constitute a quorum at any meeting of shareholders, there shall be present in person, by proxy, or by the use of communications equipment, shareholders of record entitled to exercise not less than fifty percent of the voting power of the Company in respect of any one of the purposes for which the meeting is called.

            The holders of a majority of the voting shares present in person or by proxy, whether or not a quorum is present, may adjourn the meeting from time to time.

      Section 6. Voting

            In all cases, except where otherwise by statute or the Articles or the Regulations provided, a majority of the votes cast, whether in person, by proxy or by the use of communications equipment, on any matter properly brought before such meeting will be the act of the shareholders. An abstention shall not count as a vote cast.

            A shareholder may revoke any proxy that is not irrevocable by attending the meeting and voting in person, by a later appointment of proxy received by the Company or by giving notice of revocation to the Company through its Secretary in a writing, in a verifiable communication, or in open meeting.

      Section 7. Action Without a Meeting

            Any action which may be authorized or taken at a meeting of the shareholders may be authorized or taken without a meeting in a writing or writings signed by all of the shareholders who would be entitled to notice of a meeting for such purpose, which writing or writings shall be filed with or entered upon the records of the Company. A telegram, cablegram, electronic mail, or an electronic or other transmission capable of authentication that appears to have been sent by a shareholder and that contains an affirmative vote or approval of that shareholder is a signed writing for the purposes of this section, and the date on which it is sent is the date that it is deemed to be signed.

      Section 8. Order of Business

            (a) The Chairman of the Board, or such officer of the Company as is designated by a majority of the total number of directors that the Company would have if there were no vacancies

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among the Directors (such number being referred to as the "Whole Board"), will call meetings of shareholders to order and will act as presiding officer thereof. Unless otherwise determined by the Directors prior to the meeting, the presiding officer of the meeting of shareholders will also determine the order of business and have the authority in his or her sole discretion to regulate the conduct of any such meeting, including, without limitation, (i) by imposing restrictions on the persons (other than shareholders of the Company or their duly appointed proxies) who may attend any such shareholders' meeting, (ii) by ascertaining whether any shareholder or his proxy may be excluded from any meeting of shareholders based upon the presiding officer's determination that any such person has unduly disrupted or is likely to disrupt the proceedings of the meeting and (iii) by determining the circumstances in which and time at which any person may make a statement or ask questions at any meeting of shareholders.

            (b) At an annual meeting of the shareholders, only such business will be conducted or considered as is properly brought before the meeting. To be properly brought before an annual meeting, business must be (i) specified in the notice of meeting (or any supplement thereto) given by or at the direction of the President, a Vice President, the Secretary or an Assistant Secretary in accordance with Section 4 of Article I of these Regulations, (ii) otherwise properly brought before the meeting by the presiding officer or by or at the direction of a majority of the Whole Board or (iii) otherwise properly requested to be brought before the meeting by a shareholder of the Company in accordance with Section 8(c) of Article I of these Regulations.

            (c) For business to be properly requested by a shareholder to be brought before an annual meeting, the shareholder must (i) be a shareholder of the Company of record at the time of the giving of the notice for such annual meeting as provided for in these Regulations, (ii) be entitled to vote at such meeting and (iii) have given timely written notice of the request to the Secretary. To be timely, a shareholder's notice must be delivered to or mailed and received at the principal executive offices of the Company not fewer than 60 nor more than 90 calendar days prior to the annual meeting; provided, however, in the event that public announcement of the date of the annual meeting is not made at least 75 calendar days prior to the date of the annual meeting and the annual meeting is held on a date more than ten calendar days before or after the first anniversary of the date on which the prior year's annual meeting was held, notice by the shareholder, to be timely, must be so received not later than the close of business on the 10th calendar day following the day on which public announcement is first made of the date of the annual meeting. A shareholder's notice to the Secretary must set forth as to each matter the shareholder proposes to bring before the annual meeting:

                  (i) a description in reasonable detail of the business desired to be brought before the annual meeting and the reasons for conducting such business at the annual meeting;

                  (ii) the name and address, as they appear on the Company's books, of the shareholder proposing such business and of the beneficial owner, if other than the shareholder, on whose behalf the proposal is made;

                  (iii) the class and number of shares of stock of the Company that are owned beneficially and of record by the shareholder proposing such business and by the beneficial owner, if other than the shareholder, on whose behalf the proposal is made; and

                  (iv) any material interest of the shareholder proposing such business and the beneficial owner, if other than the shareholder, on whose behalf the proposal is made in such business.

            Notwithstanding the foregoing provisions of these Regulations, a shareholder must also comply with all applicable requirements of the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder with respect to the matters set forth in this section. For purposes of this section, "public announcement" means disclosure in a press release reported by the Dow Jones

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News Service, Associated Press, or comparable national news service or in a document publicly filed by the Company with the Securities and Exchange Commission pursuant to Sections 13, 14 or 15(d) of the Securities Exchange Act of 1934, as amended, or publicly filed by the Company with any national securities exchange or quotation service through which the Company's stock is listed or traded, or furnished by the Company to its shareholders. Nothing in this section will be deemed to affect any rights of shareholders to request inclusion of proposals in the Company's proxy statement pursuant to Rule 14a-8 under the Securities Exchange Act of 1934, as amended.

            (d) At a special meeting of shareholders, only such business may be conducted or considered as is properly brought before the meeting. To be properly brought before a special meeting, business must be (i) specified in the notice of the meeting (or any supplement thereto) given by or at the direction of the President, a Vice President, the Secretary or an Assistant Secretary (or in case of their failure to give any required notice, the other persons entitled to give notice) in accordance with Section 4 of Article I of these Regulations or (ii) otherwise brought before the meeting by the presiding officer or by or at the direction of a majority of the Whole Board.

            (e) The determination of whether any business sought to be brought before any annual or special meeting of the shareholders is properly brought before such meeting in accordance with this section will be made by the presiding officer of such meeting. If the presiding officer determines that any business is not properly brought before such meeting, he or she will so declare to the meeting and any such business will not be conducted or considered.

                                   ARTICLE II

                                    DIRECTORS

      Section 1. Election, Number and Term of Office

            The Directors shall be elected at the annual meeting of shareholders, or if not so elected, at a special meeting of shareholders called for that purpose, and each Director shall hold office until the date fixed by these Regulations for the next succeeding annual meeting of shareholders and until his successor is elected, or until his earlier resignation, removal from office, or death. At any meeting of shareholders at which Directors are to be elected, only persons nominated as candidates shall be eligible for election.

            The number of Directors, which shall not be less than three, may be fixed or changed at a meeting of the shareholders called for the purpose of electing Directors at which a quorum is present, by the affirmative vote of the holders of a majority of the shares represented at the meeting and entitled to vote on such proposal. In case the shareholders at any meeting for the election of Directors shall fail to fix the number of Directors to be elected, the number elected shall be deemed to be the number of Directors so fixed.

            In addition to the authority of the shareholders to fix or change the number of Directors, the number of Directors so fixed may be increased or decreased by not more than two between shareholders' meetings by the Directors at a meeting or by action without a meeting, and the number of Directors as so changed shall be the number of Directors until further changed in accordance with this section; provided, that no such decrease in the number of Directors shall result in the removal of any incumbent Director or reduction in the term of any incumbent Director. In the event that the Directors increase the number of Directors, the Directors who are then in office may fill any vacancy created thereby.

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      Section 2. Meetings

            Regular meetings of the Directors shall be held immediately after the annual meeting of shareholders and at such other times and places as may be fixed by the Directors, and such meetings may be held without further notice.

            Special meetings of the Directors may be called by the Chairman of the Board or by the President or by a Vice President or by the Secretary, or by not less than one-third of the Directors. Notice of the time and place of a special meeting shall be served upon or telephoned to each Director at least twenty-four hours, or sent by mail, telegram, cablegram, overnight delivery service, or any other means of communication authorized by the Directors to each Director at least forty-eight hours prior to the time of the meeting.

      Section 3. Quorum

            A majority of the Directors then in office shall constitute a quorum for the transaction of business, but if at any meeting of the Directors there shall be less than a quorum present, a majority of those present may adjourn the meeting from time to time without notice other than announcement at the meeting until a quorum shall attend.

      Section 4. Action Without a Meeting

            Any action which may be authorized or taken at a meeting of the Directors may be authorized or taken without a meeting in a writing or writings signed by all the Directors, which writing or writings shall be filed with or entered upon the records of the Company. A telegram, cablegram, electronic mail, or an electronic or other transmission capable of authentication that appears to have been sent by a Director and that contains an affirmative vote or approval of that Director is a signed writing for the purposes of this section, and the date on which it is sent is the date that it is deemed to be signed.

      Section 5. Committees

            The Directors may from time to time create a committee or committees of Directors to act in the intervals between meetings of the Directors and may delegate to such committee or committees any of the authority of the Directors other than that of filling vacancies among the Directors or in any committee of the Directors. No committee shall consist of less than one Director. The Directors may appoint one or more Directors as alternate members of any such committee, who may take the place of any absent member or members of any meeting of such committee.

            In particular, the Directors may create and define the powers and duties of an Executive Committee. Except as above provided and except to the extent that its powers are limited by the Directors, the Executive Committee during the intervals between meetings of the Directors shall possess and may exercise, subject to the control and direction of the Directors, all of the powers of the Directors in the management and control of the business of the Company, regardless of whether such powers are specifically conferred by these Regulations. All action taken by the Executive Committee shall be reported to the Directors at their first meeting thereafter.

            Unless otherwise ordered by the Directors, a majority of the members of any committee appointed by the Directors pursuant to this section shall constitute a quorum at any meeting thereof, and the act of a majority of the members present at a meeting at which a quorum is present shall be the act of such committee. Action may be taken by any such committee without a meeting by a writing or writings signed by all of its members in a manner consistent with
Section 4 of this Article II. Any such committee shall prescribe its own rules for calling and holding meetings and its method

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of procedure, subject to any rules prescribed by the Directors, and shall keep a written record of all action taken by it.

            Unless otherwise restricted by action of the Board of Directors, any committee of Directors created pursuant to this section may further delegate any or all of its authority and duties to a subcommittee of one or more of its members.

      Section 6. Nominations Of Directors; Election

            (a) Except as may be otherwise provided in the express terms of any outstanding serial preferred stock, only persons who are nominated in accordance with this section will be eligible for election at a meeting of shareholders to be members of the Board of Directors of the Company.

            (b) Nominations of persons for election as directors of the Company may be made only at a meeting of shareholders (i) by or at the direction of the Board of Directors or a committee thereof or (ii) by any shareholder who is a shareholder of record at the time of giving of the notice provided for in this section, who is entitled to vote for the election of directors at such meeting, and who complies with the procedures set forth in this section. All nominations by shareholders must be made to the Secretary in proper written form and must be timely.

            (c) To be timely, a shareholder's notice must be delivered to or mailed and received at the principal executive offices of the Company, in the case of a special meeting of the shareholders, at the time the meeting call is made in accordance with Section 2 of Article I, or, in the case of an annual meeting, not fewer than 60 nor more than 90 calendar days prior to such annual meeting; provided, however, in the event that public announcement of the date of the annual meeting is not made at least 75 calendar days prior to the date of the annual meeting and the annual meeting is held on a date more than ten calendar days before or after the first anniversary of the date on which the prior year's annual meeting was held, notice by the shareholder, to be timely, must be so received not later than the close of business on the 10th calendar day following the day on which public announcement is first made of the date of the annual meeting.

            (d) To be in proper written form, such shareholder's notice must set forth or include:

                  (i) the name and address, as they appear on the Company's books, of the shareholder giving the notice and of the beneficial owner, if other than the shareholder, on whose behalf the nomination is made;

                  (ii) a representation that the shareholder giving the notice is a holder of record of stock of the Company entitled to vote at such annual meeting and intends to appear in person or by proxy at the annual meeting to nominate the person or persons specified in the notice;

                  (iii) the class and number of shares of stock of the Company that are owned beneficially and of record by the shareholder giving the notice and by the beneficial owner, if other than the shareholder, on whose behalf the nomination is made;

                  (iv) a description of all arrangements or understandings between or among any of (A) the shareholder giving the notice, (B) the beneficial owner on whose behalf the notice is given, (C) each nominee and (D) any other person or persons (naming such person or persons) pursuant to which the nomination or nominations are to be made by the shareholder giving the notice;

                  (v) such other information regarding each nominee proposed by the shareholder giving the notice as would be required to be included in a proxy statement filed pursuant to the proxy

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rules of the Securities and Exchange Commission had the nominee been nominated, or intended to be nominated, by the Board of Directors; and

                  (vi) the signed consent of each nominee to serve as a director of the Company if so elected.

            (e) The presiding officer of any annual meeting may, if the facts warrant, determine that a nomination was not made in accordance with this section, and if the presiding officer should so determine, the presiding officer shall so declare to the meeting, and the defective nomination will be disregarded. Notwithstanding the foregoing provisions of this section, a shareholder must also comply with all applicable requirements of the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder with respect to the matters set forth in this section.

                                   ARTICLE III

                                    OFFICERS

      Section 1. Officers

            All of the officers and assistant officers shall be elected by the Directors. The Company may have a Chairman of the Board (who shall be a Director) and shall have a President, a Secretary and a Treasurer. The Company may also have one or more Vice Presidents and such other officers and assistant officers as the Directors may deem necessary. The Company's Chairman of the Board need not be an officer or employee.

      Section 2. Authority and Duties of Officers

            The officers of the Company shall have such authority and shall perform such duties as are customarily incident to their respective offices, or as may be specified from time to time by the Directors regardless of whether such authority and duties are customarily incident to such office.

                                   ARTICLE IV

             INDEMNIFICATION, INSURANCE AND LIMITATION OF LIABILITY

      Section 1. Indemnification

            (a) The Company shall indemnify, to the full extent then permitted by law, any Director or officer or former Director or officer of the Company who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that the individual is or was a Director or an officer, employee or agent of the Company, or is or was serving at the request of the Company as a director, trustee, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise. The Company shall pay, to the full extent then required by law, expenses, including attorney's fees, incurred by a Director in defending any such action, suit or proceeding as they are incurred, in advance of the final disposition thereof.

            (b) To the full extent then permitted by law, the Company may indemnify employees, agents and other persons and may pay expenses, including attorney's fees, incurred by any employee, agent or other person in defending any action, suit or proceeding as such expenses are incurred, in advance of the final disposition thereof.

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            (c) The indemnification and payment of expenses provided by this section shall not be exclusive of, and shall be in addition to, any other rights granted to any person seeking indemnification under any law, the Amended and Restated Articles of Incorporation, any agreement, vote of shareholders or of disinterested Directors, or otherwise, both as to action in official capacities and as to action in another capacity while he or she is a Director or an officer, employee or agent of the Company, and shall continue as to a person who has ceased to be a Director, trustee, officer, employee or agent and shall inure to the benefit of the heirs, executors, and administrators of such a person.

      Section 2. Liability Insurance

            (a) The Company may purchase and maintain insurance or furnish similar protection, including but not limited to trust funds, letters of credit or self-insurance, on behalf of or for any person who is or was a Director, officer, employee or designated agent of the Company or is or was serving at the request of the Company as a director, officer, employee or designated agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against him and incurred by him in any such capacity, or arising out of his status as such, whether or not the Company would have the power to indemnify him against such liability under the provisions of this Article or of Chapter 1701 of the Ohio Revised Code. Insurance may be purchased from or maintained with a person in whom the Company has a financial interest.

            (b) The Company is expressly authorized to enter into any indemnification or insurance agreements with or on behalf of any person who is or was a Director, officer, employee or designated agent of the Company or is or was serving at the request of the Company as a director, officer, employee or designated agent of another corporation, partnership, joint venture, trust or other enterprise, in accordance with the terms of this Article IV or the laws of the State of Ohio. Such agreements may include, but are not limited to agreements providing for indemnification or the advancement of expenses under
Section 1 of this Article IV, agreements providing for insurance, indemnification or the advancement of expenses by way of self-insurance, whether or not funded through the use of a trust, escrow agreement, letter of credit, etc., in accordance with subsection (a) of this section, and agreements providing for insurance or indemnification through the commercial insurance market.

      Section 3. Limitation of Liability

            (a) No person shall be found to have violated his duties to the Company as a Director of the Company in any action brought against such Director (including actions involving or affecting any of the following: (i) a change or potential change in control of the Company; (ii) a termination or potential termination of his service to the Company as a Director; or (iii) his service in any other position or relationship with the Company), unless it is proved by clear and convincing evidence that the Director has not acted in good faith, in a manner he reasonably believes to be in or not opposed to the best interests of the Company, or with the care that an ordinarily prudent person in a like position would use under similar circumstances. Notwithstanding the foregoing, nothing contained in this paragraph (a) limits relief available under Section 1701.60 of the Ohio Revised Code.

            (b) In performing his duties, a Director shall be entitled to rely on information, opinions, reports, or statements, including financial statements and other financial data, that are prepared or presented by: (i) one or more Directors, officers or employees of the Company whom the Director reasonably believes are reliable and competent in the matters prepared or presented; (ii) counsel, public accountants, or other persons as to matters that the Director reasonably believes are within the person's professional or expert competence; or (iii) a committee of the Directors upon which he does not serve, duly established in accordance with the provisions of these Regulations, as to matters within its designated authority, which committee the Director reasonably believes to merit confidence.

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            (c) A Director in determining what he reasonably believes to be in the best interests of the Company shall consider the interests of the Company's shareholders and, in his discretion, may consider (i) the interests of the Company's employees, suppliers, creditors and customers; (ii) the economy of the state and nation; (iii) community and societal considerations; and (iv) the long-term as well as short-term interests of the Company and its shareholders, including the possibility that these interests may be best served by the continued independence of the Company.

            (d) A Director shall be liable in damages for any action he takes or fails to take as a Director only if it is proved by clear and convincing evidence in a court of competent jurisdiction that his action or failure to act involved an act or omission undertaken with deliberate intent to cause injury to the Company or undertaken with reckless disregard for the best interests of the Company. Notwithstanding the foregoing, nothing contained in this paragraph (d) affects the liability of Directors under Section 1701.95 of the Ohio Revised Code or limits relief available under Section 1701.60 of the Ohio Revised Code.

                                    ARTICLE V

                                  MISCELLANEOUS

      Section 1. Transfer and Registration of Certificates

            The Directors shall have authority to make such rules and regulations as they deem expedient concerning the issuance, transfer and registration of certificates for shares and the shares represented thereby and may appoint transfer agents and registrars thereof.

      Section 2. Substituted Certificates

            Any person claiming a certificate for shares to have been lost, stolen or destroyed shall make an affidavit or affirmation of that fact, shall give the Company and its registrar or registrars and its transfer agent or agents a bond of indemnity satisfactory to the Directors or to the Executive Committee or to the President or a Vice President and the Secretary or the Treasurer, whereupon a new certificate may be executed and delivered of the same tenor and for the same number of shares as the one alleged to have been lost, stolen or destroyed.

      Section 3. Articles to Govern

            In case any provision of these Regulations shall be inconsistent with the Articles, the Articles shall govern.

      Section 4. Amendments

            These Regulations may be amended at a meeting of the shareholders by the affirmative vote of the shareholders of record entitled to exercise a majority of the voting power on such proposal, or by the unanimous written consent of the shareholders of record entitled to vote on such proposal. If an amendment is adopted by written consent without a meeting of the shareholders, the Secretary shall mail a copy of such amendment to each shareholder of record who would have been entitled to vote thereon.

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